Exhibit 99.1

Citi Trends Provides Additional Business Update in Response to COVID-19 Outbreak

SAVANNAH, GA (March 31, 2020) — Citi Trends, Inc. (NASDAQ: CTRN) today provided a further update on the actions it is taking in response to the outbreak of the coronavirus (COVID-19).

In light of federal, state and local regulations and the guidance of health authorities to close nonessential businesses, the Company has extended its previously announced temporary closure of all of its retail stores, distribution centers and New York office until further notice. The Savannah corporate office will also be temporarily closed for all but minimum basic operations. The Company will continue to monitor the guidance provided by government and health authorities to determine the appropriate time to reopen its stores, distribution centers and offices.

“Our guiding principle is that we will continue to prioritize the health and safety of our associates, customers and the communities we serve,” said David Makuen, Citi Trends’ Chief Executive Officer.

As a result of a significant interruption in business operations, the Company announced that it has placed on furlough substantially all of its store and distribution center personnel, as well as about 40% of its corporate staff. The Company will pay for the first 30 days of medical benefits for covered associates during the furlough, and assist all associates with information about available resources. Additionally, the Company has temporarily reduced the cash compensation of its CEO and Board members by 25% and temporarily reduced the cash compensation of its senior executives by 15% to 20%. These steps, together with the Company’s previously announced reductions in operating expenses, capital expenditures and inventories, as well as the Company’s utilization of its credit facility, are a continuation of the aggressive and prudent actions the Company is taking to preserve cash and remain resilient during this unprecedented period.

Mr. Makuen added, “This furlough was a very difficult decision knowing that good people would be affected; however, we felt it was a necessary step to ensure the long-term viability of our Company and the livelihood it provides to our associates. We will continue to pursue all responsible actions to strengthen our financial position and preserve liquidity, and we will make every effort to bring our associates back to work as soon as possible. We look forward to reopening our stores in the future so we can all go back to doing what we do best, which is serving our customers.”

About Citi Trends

Citi Trends, Inc. is a value-priced retailer of fashion apparel, accessories and home goods for the entire family. The Company operates 574 stores located in 33 states. Citi Trends’ website address is www.cititrends.com. CTRN-G

Forward-Looking Statements

All statements other than historical facts contained in this news release are forward-looking statements that are subject to material risks and uncertainties. The words "believe," "may," "could," "plans," "estimate," "continue," "anticipate," "intend," "expect," “upcoming,” “trend” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements, although not all forward-looking statements contain such language. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Actual results or developments may differ materially from those included in the forward-looking statements as a result of various factors which are discussed in the Company’s filings with the Securities and Exchange Commission, including those set forth under the heading “Item 1A. Risk Factors” in the Company’s Form 10-K for the fiscal year ended February 2, 2019. These risks and uncertainties include, but are not limited to, potential risks and uncertainties relating to the ultimate geographic spread of the coronavirus (COVID-19), the severity of the disease, the duration of the COVID-19 outbreak, actions that may be taken by governmental authorities to contain the COVID-19 outbreak or to treat its impact, the potential negative impacts of COVID-19 on the global economy and foreign sourcing and the impacts of COVID-19 on the Company's business operations, financial condition and liquidity. Any forward-looking statements by the Company are intended to speak only as of the date such statements are made. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Investor Relations Contact:

Tom Filandro

ICR, Inc.

(646) 277-1235